UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 August 30, 2004
                -------------------------------------------------
                Date of Report (Date of earliest event reported):


                            NEW FRONTIER ENERGY, INC.
                ------------------------------------------------
               (Exact name of registrant as specified in charter)


          Colorado                   0-50472                     84-1530098
          --------                   -------                    ----------
 (State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)


                            5632 S. Spotswood Street
                               Littleton, CO 80120
                     --------------------------------------
                    (Address of principal executive offices)


                                 (303) 730-9994
               --------------------------------------------------
               Registrant's telephone number, including area code:


                                 Not Applicable.
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement

     On August 30, 2004, New Frontier Energy, Inc. (the "Company") entered into a loan with Candace McKey pursuant to which the Company borrowed $250,000 (the "Loan"). The Loan is evidenced by a promissory note (the "Note") dated August 30, 2004 issued by the Company to Ms. McKey. Interest on the principal amount of the Note accrues at a rate of 18% per annum and is payable monthly commencing on October 1, 2004. The principal amount of the Note and any accrued and unpaid interest is due and payable upon the earlier of (i) receipt of $2,000,000 in equity financing or (ii) August 31, 2005. The Company may prepay the Note in whole or in part at any time without penalty.

     In connection with the Loan, the Company agreed to amend certain terms of it's Series A Convertible Preferred Stock (the "Preferred Stock") previously issued to Ms. McKey to reflect an increase in the number of stock purchase warrants to purchase the Company's shares of common stock from 6,250 shares to 75,000 shares. The specific terms of the warrant have not yet been determined. In the event the Company does not redeem the Preferred Stock, Ms. McKey shall have the right to convert the Preferred Stock at a conversion price and on terms and conditions established in a future equity financing arrangement, if consummated. However, the Company's board of directors has not yet amended its Articles of Incorporation to reflect the amended terms of the Preferred Stock.

     The Company has agreed to collateralize the Loan by causing the Company's wholly owned subsidiary, Skyline Resources, Inc. to grant a security interest in its interest in the Albert and Evelyn Robidoux Oil and Gas Mineral Lease located in Moffat County, Colorado. As additional consideration for the Loan, the Company has agreed to issue to Ms. McKey a stock purchase warrant for the right to purchase in the aggregate of seventy five thousand (75,000) shares of its common stock. The exercise price of the warrant has not yet been determined, and will be based upon the exercise price and terms and conditions established in warrants issued in a future equity financing arrangement, if consummated.

     Prior to the Loan, Ms. McKey beneficially owned 143,750 shares of the Company's common stock, or 4.5% and collectively with her husband, beneficially owned 385,000 shares of the Company's common stock or 12.1%. Ms. McKey disclaims the beneficial ownership of the Company's common stock held by her husband.


Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The issuance of the Note by the Company as described under "Item 1.01 Entry into a Material Definitive Agreement" is hereby incorporated by reference in response to this item requirement.






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Item 9.01 Financial Statements and Exhibits.

     The following is a complete list of Exhibits filed as part of this report on Form 8-K. Exhibit numbers correspond to the numbers in the exhibit table of
Item 601 of Regulation S-B.

      Exhibit No.          Description
      -----------          -----------
         10.01             Promissory Note dated August 24, 2004









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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date:  October 5, 2004            NEW FRONTIER ENERGY, INC.

                                  By:  /s/ Paul G. Laird
                                       -----------------------------------------
                                       Paul G. Laird, President and
                                       Chief Executive Officer and Director

                                  NEW FRONTIER ENERGY, INC.

                                  By:  /s/ Les Bates
                                       -----------------------------------------
                                       Treasurer, Chief Accounting  and
                                       Financial Officer, Secretary and Director






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